CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value	5,000,000 shares	$13.00	$65,000,000	$3,627

PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(2)
(To Prospectus Dated February 27, 2009)	under the Securities Act of 1933
Registration No. 333-157561

5,000,000 Shares

VALLEY NATIONAL BANCORP

Common Stock

We are offering 5,000,000 shares of our no par value common stock pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “VLY.” On December 4, 2009, the last reported sale price of our common stock on the New York Stock Exchange was $13.15 per share.

We are offering these shares of common stock on a reasonable efforts basis to institutional investors. No offering or sale is conditioned on the consummation of sales to other institutional investors. We have retained Stifel, Nicolaus & Company, Incorporated and Sandler O’Neill & Partners, L.P. as exclusive placement agents in connection with this offering.

These shares of common stock will not be savings accounts, deposits or other obligations of any banking or non-banking subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other governmental agency.

Investing in our common stock involves a high degree of risk. You should carefully consider the risks discussed in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2009 and September 30, 2009, which are incorporated by reference herein, before you make an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price of shares	$13.0000	$65,000,000
Placement agent fees	$0.2275	$1,137,500
Proceeds, before expenses, to Valley National Bancorp	$12.7725	$63,862,500

We estimate the total expenses of this offering, excluding the placement agents’ fees, will be approximately $150,000. The placement agents are not purchasing or selling any of our shares being offered pursuant to this prospectus supplement or the accompanying prospectus. We expect that delivery of the shares being offered pursuant to this prospectus supplement will be made to purchasers on or about December 10, 2009.

Lead Placement Agent

Stifel Nicolaus

Placement Agent

Sandler O’Neill + Partners, L.P.

The date of this prospectus supplement is December 7, 2009.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the placement agents have authorized anyone to provide you with different information. If anyone provides you with different or additional information, you should not rely on it.

We are offering to sell and seeking offers to buy the common stock only in places where sales are permitted.

You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus that we may provide you is accurate as of any date other than its respective date. Our business, financial condition, results of operation and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about us and the common stock offered hereby. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent the description of this offering in the prospectus supplement differs from the description of our common stock in the accompanying prospectus or any document incorporated by reference filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, in making your investment decision. You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus. Neither we nor the placement agents have authorized anyone to provide you with information different from that contained in this prospectus. This prospectus may only be used where it is legal to sell our common stock. You should not assume that the information that appears in this prospectus supplement, the accompanying prospectus and any document incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

In this prospectus supplement and the accompanying prospectus, the terms “Valley,” “we,” “us” and “our” refer to Valley National Bancorp and its consolidated subsidiaries, except where it is made clear that such term means only Valley National Bancorp.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

This document, including the documents incorporated herein by reference, contains forward-looking information about Valley that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of Valley and its subsidiaries.

Discussions containing forward-looking statements may be found, among other places, in this prospectus supplement and our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, as well as any similar statements contained in future filings with the SEC that are hereby incorporated by reference. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control that could cause actual results to differ materially from those anticipated in the forward-looking statements.

We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this document or the date of the documents incorporated by reference herein. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. When considering our forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus supplement and the accompanying prospectus. You should not place undue reliance on any forward-looking statement. You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Incorporation of Information Filed with the SEC” below.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, including our financial statements and the notes to those financial statements contained in such documents, before making an investment decision.

Valley National Bancorp

Valley National Bancorp, or Valley, is a New Jersey corporation organized in 1983 as a holding company for Valley National Bank. Valley indirectly owns additional subsidiaries through Valley National Bank. Valley is registered as a bank holding company with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended.

As of September 30, 2009, Valley had:

•	consolidated assets of $14.2 billion;

•	total deposits of $9.4 billion;

•	total net loans of $9.5 billion; and

•	total shareholders’ equity of $1.3 billion.

In addition to Valley’s principal subsidiary, Valley National Bank, Valley owns 100% of the voting shares of VNB Capital Trust I and GCB Capital Trust III, both used to issue trust preferred securities.

Valley’s principal executive offices and telephone number are:

1455 Valley Road

Wayne, New Jersey 07470

(973) 305-8800

Valley National Bank

Valley National Bank is a national banking association chartered in 1927 under the laws of the United States. As of September 30, 2009, Valley National Bank has 199 full-service banking offices located throughout northern and central New Jersey and New York City. The Bank provides a full range of commercial and retail banking services. These services include, but are not limited to, the following: the acceptance of demand, savings and time deposits; extension of consumer, real estate, Small Business Administration loans and other commercial credits; equipment leasing; personal and corporate trust; and pension and fiduciary services.

Valley National Bank’s wholly-owned subsidiaries are all included in the consolidated financial statements of Valley.

These subsidiaries include:

•	a mortgage servicing company;

•	a title insurance agency;

•	asset management advisors which are SEC registered investment advisors;

•	an all-line insurance agency offering property and casualty, life and health insurance;

•	subsidiaries which hold, maintain and manage investment assets for Valley National Bank;

•	a subsidiary which owns and services auto loans;

•	a subsidiary which specializes in asset-based lending;

•	a subsidiary which offers both commercial equipment leases and financing for general aviation aircraft; and

•	a subsidiary specializing in healthcare and commercial equipment leases.

Valley National Bank’s subsidiaries also include real estate investment trust subsidiaries which own real estate-related investments and another REIT subsidiary which owns some of the real estate utilized by Valley National Bank and related real estate investments.

The Offering

The following summary of the offering contains basic information about the offering and the common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the common stock, please refer to the section of the accompanying prospectus titled “Description of Valley Capital Stock.”

Issuer	Valley National Bancorp, a New Jersey corporation.

Common Stock Offered	5,000,000 shares of common stock, no par value.

Common Stock Outstanding after this Offering	152,980,585, based on shares outstanding as of November 24, 2009, which excludes 3,180,741 shares subject to outstanding options having a weighted average exercise price of $19.51 per share, approximately 964,000 shares issuable upon the exercise of warrants having an exercise price of $18.10 per share and 2,411,944 shares issuable upon the exercise of warrants having an exercise price of $18.66 per share.

Use of Proceeds	We intend to use the net proceeds of this offering for those purposes identified in the “Use of Proceeds” section in this prospectus supplement.

Dividends	Our Board of Directors declared a common stock cash dividend of $0.19 per share for the fourth quarter of 2009 that will be distributed on January 4, 2010 to shareholders of record as of November 30, 2009. We cannot assure you that the current $0.19 quarterly cash dividend will not be reduced in the future. See “Dividend Policy” in this prospectus supplement.

Risk Factors	Investing in our common stock involves a high degree of risk. Please refer to “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2009 and September 30, 2009, each of which is incorporated herein by reference, and other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of factors you should carefully consider before investing in shares of our common stock.

Market and Trading Symbol for the Common Stock	Our common stock is traded on the New York Stock Exchange under the symbol “VLY.”

Transfer Agent and Registrar	American Stock Transfer & Trust Company, LLC.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should consider the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in our updates to those risk factors in our subsequent Quarterly Reports on Form 10-Q for the quarters ended June 30, 2009 and September 30, 2009, and in all other information appearing in the prospectus or incorporated by reference into the prospectus. Please refer to “Incorporation of Information Filed with the SEC” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus for discussions of these other filings. If any of the risks and uncertainties actually occurs, our business, financial condition, and results of operations could be materially adversely affected. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment. The prospectus is qualified in its entirety by those risk factors.

USE OF PROCEEDS

We anticipate that net proceeds from the sale of the 5,000,000 shares of common stock offered hereby will be approximately $63.7 million, after deducting the placement agents’ commissions and estimated offering expenses. We currently intend to use the net proceeds from the sale of the common stock offered hereby for working capital and general corporate purposes, which may include:

•	redemption of our remaining outstanding Series A Fixed Rate Cumulative Perpetual Preferred Stock, subject to the receipt of any required regulatory approval;

•	refinancing, reduction or repayment of debt;

•	investments in Valley National Bank and our other subsidiaries as regulatory capital;

•	financing of possible acquisitions;

•	expansion of the business; and

•	investments at the holding company level.

DIVIDEND POLICY

In November 2009, our Board of Directors approved a common stock cash dividend of $0.19 per share for the fourth quarter of 2009 that will be distributed on January 4, 2010 to shareholders of record as of November 30, 2009. The $0.19 per share dividend is unchanged as compared to the previous quarterly cash dividend. The payment of future dividends is subject to the discretion of our Board of Directors which will consider, among other factors, our operating results, overall financial condition and capital requirements, as well as general business and market conditions, and we cannot assure you that the current $0.19 quarterly cash dividend will not be reduced in the future. Shares sold in this offering will not receive the most recently declared dividend as the record date has passed.

As a bank holding company, our ability to declare and pay dividends also is subject to the guidelines of the Board of Governors of the Federal Reserve System, or the Federal Reserve Board, regarding capital adequacy and dividends. As of September 30, 2009, we were considered well-capitalized under the capital standards that our banking regulators use to assess the capital adequacy of bank holding companies. These capital adequacy requirements specify guidelines that involve quantitative measures of assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The quantitative measures require us to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets, and Tier 1 capital to average quarterly tangible assets. Our banking regulators also make qualitative judgments about the components of our capital guidelines to calculate our capital position. To be classified as “well-capitalized” under the guidelines, banks generally must maintain ratios of total capital that are 100 to 200 basis points higher than the minimum requirements. We review our on- and off-balance-sheet items on a continual basis to ensure that the amounts and sources of our capital enable us to continue to exceed the minimum guidelines.

The principal source of our cash revenues is dividends from our bank subsidiary, Valley National Bank. The Federal Reserve Board may prohibit the payment of dividends by bank holding companies if their actions constitute unsafe or unsound practices. The Office of the Comptroller of the Currency, or the OCC, limits the payment of dividends by our bank subsidiary in any calendar year to the net profit of the current year combined with the retained net profits of the preceding two years. Permission must be obtained from the OCC for dividends exceeding these amounts. The payment of dividends by our bank subsidiary may also be affected by factors such as the maintenance of adequate capital.

DESCRIPTION OF COMMON STOCK

The authorized capital stock of Valley presently is 230,430,392 shares, consisting of 200,430,392 shares of common stock and 30,000,000 shares of preferred stock. For more information, please refer to “Description of Valley Capital Stock” in the accompanying prospectus and the documents incorporated by reference herein for a summary description of our common stock being offered hereby.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO

NON-U.S. HOLDERS OF COMMON STOCK

The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of common stock by a non-U.S. holder (as defined below) that holds the common stock as a capital asset. This discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, effective U.S. Treasury regulations, and judicial decisions and administrative interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. The foregoing are subject to differing interpretations which could affect the tax consequences described herein. This discussion does not address all aspects of U.S. federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax laws, such as financial institutions, insurance companies, tax-exempt organizations, entities that are treated as partnerships for U.S. federal income tax purposes, dealers in securities or currencies, expatriates, persons deemed to sell common stock under the constructive sale provisions of the Code, persons that hold common stock as part of a straddle, hedge, conversion transaction, or other integrated investment, controlled foreign corporations, and passive foreign investment companies. Furthermore, this discussion does not address any U.S. federal estate or gift tax laws or any state, local, or foreign tax laws.

You are urged to consult your tax advisors regarding the U.S. federal, state, local, and foreign income and other tax consequences of the purchase, ownership, and disposition of common stock.

For purposes of this summary, you are a “non-U.S. holder” if you are a beneficial owner of common stock that, for U.S. federal income tax purposes, is not:

•	an individual who is a citizen of the United States;

•

an individual who is a resident of the United States, which refers generally to a non-U.S. individual who (1) is a lawful permanent resident of the United States, (2) is present in the United States for or in excess of certain periods of time, or (3) makes a valid election to be treated as a U.S. person;

•

a corporation, or any other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, provided that, (1) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of that trust, or (2) the trust has made an election under the applicable Treasury regulations to be treated as a United States person.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that owns common stock should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Dividends

Except as described below, if you are a non-U.S. holder of common stock, dividends paid to you are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•

a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as (or, in the case of a non-U.S. holder that is an estate or trust, such forms certifying the status of each beneficiary of the estate or trust as) a non-United States person and your entitlement to the lower treaty rate with respect to such payments; or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and you have not claimed the dividends are eligible for any treaty benefits as income that is not attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, and the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income. “Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens, and domestic United States corporations on a net income basis. If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Disposition of Common Stock

If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain from U.S. sources that you recognize on a disposition of common stock unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

•	you are an individual, you hold the common stock as a capital asset, and you are present in the United States for 183 or more days in the taxable year of the disposition; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

“Effectively connected” gains are taxed at rates applicable to United States citizens, resident aliens, and domestic United States corporations on a net income tax basis. If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

An individual non-U.S. holder described in the second bullet point above will only be subject to U.S. federal income tax on the gain from the sale of common stock to the extent such gain is deemed to be from U.S. sources, which will generally only be the case where (i) the individual’s tax home is in the United States or (ii) the individual maintains an office or other fixed place of business in the United States and the sale is attributable to such office or other fixed place of business. An individual’s tax home is generally considered to be located at the individual’s regular or principal (if more than one regular) place of business. If the individual has no regular or principal place of business because of the nature of the business, or because the individual is not engaged in carrying on any trade or business, then the individual’s tax home is his regular place of abode. If an individual is a non-U.S. holder as described in the second bullet point above, and the gain derived from the sale of common stock is deemed to be from U.S. sources (as discussed above), then the non-U.S. holder may be subject to a flat 30% tax on such gain, which gain may be offset by U.S.-source capital losses.

We believe we are not, and we do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

Except as described below, a non-U.S. holder generally will be exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of common stock effected at a United States office of a broker, as long as the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•

a valid Internal Revenue Service Form W-8BEN upon which you certify, under penalties of perjury, that you are (or, in the case of a non-U.S. holder that is an estate or a trust, Form W-8IMY (if applicable), together with any other relevant documents, certifying that the non-U.S. holder and each beneficiary of the estate or trust is) a non-United States person; or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations.

However, we must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

Payment of the proceeds from the sale of common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of common stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a United States person;

•	a “controlled foreign corporation” for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•

a foreign partnership, if at any time during its tax year (a) one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (b) such foreign partnership is engaged in the conduct of a United States trade or business, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

Foreign Account Tax Compliance Act of 2009 Proposed Legislation

Federal legislation was recently proposed that would limit the ability of non-U.S. holders to claim relief from U.S. federal withholding tax in respect of dividends paid on our common stock, if such holders hold the common stock through a “foreign financial institution”, unless the foreign financial institution enters into an agreement with the Internal Revenue Service under which it agrees to comply with certain reporting and verification obligations with respect to its U.S. accounts. The proposed legislation would also limit the ability of a “non-financial foreign entity” to claim relief from U.S. federal withholding tax in respect of dividends paid to such non-financial foreign entity unless the non-financial foreign entity has provided certain documentation about its beneficial owners to the withholding agent. A non-U.S. holder generally would be permitted to claim a refund to the extent any tax withheld exceeded the holder’s actual tax liability. The proposed legislation has not yet been enacted and it is unclear whether, and it what form, any legislation will be enacted. Non-U.S. holders are encouraged to consult their tax advisers regarding the possible implications of the proposed legislation on their investment in respect of our common stock.

CERTAIN ERISA CONSIDERATIONS

Our common stock may be acquired by employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or by individual retirement accounts or other plans, accounts or arrangements subject to Section 4975 of the Code (each, an “ERISA Plan”). A fiduciary of an ERISA Plan must determine that the purchase and holding of our common stock is consistent with its fiduciary duties under ERISA. The fiduciary of an ERISA Plan, as well as any other prospective investor subject to Section 4975 of the Code or any laws that are similar to the prohibited transaction provisions of ERISA or the Code (“Similar Laws”), must also determine that its purchase of our common stock does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code or any applicable Similar Law. Each purchaser which is acquiring our common stock with the assets of an ERISA Plan or a plan, account or other arrangement which is subject to Similar Law (“Plan Investor”) will be deemed to have represented by its acquisition of our common stock that its acquisition of our common stock does not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Law. The sale of common stock to any Plan Investor is in no respect a representation by us, a placement agent or any of our or their respective affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plan Investors generally or any particular Plan Investor, or that such an investment is appropriate for Plan Investors generally or any particular Plan Investor.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our common stock on behalf of, or with the assets of, any ERISA Plan or plan, account or other arrangement which is subject to Similar Law, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment.

PLAN OF DISTRIBUTION

We are offering the shares of our common stock through placement agents. Subject to the terms and conditions contained in the placement agency agreement, dated December 7, 2009, Stifel, Nicolaus & Company, Incorporated and Sandler O’Neill & Partners, L.P. have agreed to act as the placement agents for the sale of an aggregate of 5,000,000 shares of our common stock. The placement agents are not purchasing or selling any shares by this prospectus supplement or the accompanying prospectus, nor are they required to arrange for the purchase or sale of any specific number or dollar amount of shares, but have agreed to use their reasonable efforts to arrange for the sale of 5,000,000 shares.

The placement agency agreement provides that the obligations of the placement agents and the investors are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

Confirmations and definitive prospectuses will be distributed to all investors who agree to purchase the common stock, informing investors of the closing date as to such shares. We currently anticipate that closing of the sale of 5,000,000 shares of common stock will take place on or about December 10, 2009. Investors will also be informed of the date and manner in which they must transmit the purchase price for their shares.

On the scheduled closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price; and

•	Stifel, Nicolaus & Company, Incorporated and Sandler O’Neill & Partners, L.P. will receive the placement agents’ fee in accordance with the terms of the placement agency agreement.

We, our directors and our executive officers have agreed that we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers all or a portion of the economic consequences of ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of Stifel, Nicolaus & Company, Incorporated for a period of 60 days after the date of this prospectus supplement, other than:

(A)	in our case, the shares of our common stock to be sold hereunder and any shares of our common stock issued by us upon the exercise of options granted under our existing stock incentive plans; and

(B)	in the case of our directors and our executive officers, certain bona fide gifts, transfers to trusts for the benefit of such director or executive officer or his or her immediate family, certain transfers pursuant to wills and intestate transfers, certain transfers to individual retirement accounts and cashless stock option exercises or transfers to satisfy tax withholding with respect to the exercise of equity incentive plan grants.

In addition, for a period of 60 days after the date of this prospectus supplement, without the prior written consent of Stifel, Nicolaus & Company, Incorporated, we have agreed not to file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, and our directors and our executive officers have agreed not to make any demand for or exercise any right with respect to the registration of, any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 60-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 60-day restricted period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

We will pay the placement agents an aggregate commission equal to 1.75% of the gross proceeds of the sale of shares of common stock in the offering. We will also reimburse the placement agents for certain limited fees and expenses incurred by them. The estimated offering expenses payable by us, in addition to the placement agents’ fee, are approximately $150,000, which includes legal, accounting and printing costs and various other fees associated with registering and listing the common stock.

In connection with the sale of the common stock on our behalf, the placement agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the placement agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the placement agents against certain civil liabilities, including liabilities under the Securities Act.

The placement agents and their affiliates have provided and may provide certain commercial banking, financial advisory and investment banking services for us for which they receive fees. The placement agents and their affiliates may from time to time in the future engage in transactions with us and perform services for us in the ordinary course of their business.

The placement agency agreement is included as an exhibit to our Current Report on Form 8-K that we will file with the SEC in connection with the consummation of this offering.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Day Pitney LLP, New York, New York. Certain legal matters regarding the common stock will be passed upon for the placement agents by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements of Valley National Bancorp and subsidiaries as of December 31, 2008 and for the year then ended and the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, upon the authority of said firm as experts in accounting and auditing.

Our consolidated balance sheet for the year ended December 31, 2007, along with the related consolidated statements of income, changes in shareholders’ equity and cash flows for the years ended December 31, 2007 and 2006 appearing in our Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	incorporated documents are considered part of the prospectus;

•	we can disclose important information to you by referring you to those documents; and

•

information that we file with the SEC will automatically update and supersede this prospectus and earlier information incorporated by reference. In the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents that we have filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Quarterly Reports filed on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

•

Current Reports filed on Form 8-K dated February 26, 2009, April 24, 2009, May 13, 2009, May 27, 2009, June 3, 2009, June 9, 2009, July 23, 2009, August 14, 2009, August 19, 2009, September 16, 2009 and October 22, 2009; and

•	the description of the common stock which is contained in our Registration Statement on Form 8-A including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus (other than, in each case, documents or information deemed to have been furnished, and not filed, in accordance with the SEC rules) until this offering is completed:

•	reports filed under Sections 13(a) and (c) of the Exchange Act;

•	any document filed under Section 14 of the Exchange Act; and

•	any reports filed under Section 15(d) of the Exchange Act.

In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about us. The agreements may contain representations and warranties by us, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write our Shareholder Relations Department, as follows:

Valley National Bancorp

1455 Valley Road

Wayne, New Jersey 07470

Attention: Dianne M. Grenz

Telephone: 973-305-3380

PROSPECTUS

VALLEY NATIONAL BANCORP

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “VLY”.

These securities have not been approved or disapproved by the SEC or any state securities commission nor have these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities will be our equity securities or our unsecured obligations and will not be savings accounts, deposits or other obligations of any banking or non-banking subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency. Investing in our securities involves risks. You should carefully review the information contained in this prospectus under the heading “Risk Factors” beginning on page 2 of this prospectus.

The prospectus is dated February 27, 2009.

ABOUT THIS PROSPECTUS

References in this prospectus to “Valley,” “we,” “us” and “our” are to Valley National Bancorp. In this prospectus, we sometimes refer to the common stock, preferred stock, warrants and units collectively as “offered securities.”

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities.

General

This document is called a prospectus and is part of a registration statement that we filed with the SEC. We may from time to time offer any combination of the following securities described in this prospectus in one or more offerings:

•	common stock;

•	preferred stock;

•	warrants; and/or

•	units.

This prospectus provides you with a general description of each of the securities we may offer. Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

i

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. Neither we nor any underwriters or agents have authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of these documents.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be our affiliates. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including the documents we refer to and incorporate by reference, in order to understand this offering fully. In particular, we incorporate important business and financial information into this prospectus by reference.

ABOUT VALLEY

General

Valley National Bancorp (“Valley”), a New Jersey corporation, was organized in 1983 as a holding company for Valley National Bank. Valley indirectly owns additional subsidiaries through Valley National Bank. Valley is registered as a bank holding company with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act.

As of December 31, 2008, Valley had:

•	consolidated assets of $14.7 billion;

•	total deposits of $9.2 billion;

•	total loans of $10.1 billion; and

•	total shareholders’ equity of $1.4 billion.

In addition to Valley’s principal subsidiary, Valley National Bank, Valley owns 100% of the voting shares of VNB Capital Trust I and GCB Capital Trust III, both used to issue trust preferred securities.

Valley’s principal executive offices and telephone number are:

1455 Valley Road

Wayne, New Jersey 07470

(973) 305-8800

Valley National Bank

Valley National Bank is a national banking association chartered in 1927 under the laws of the United States. Currently, Valley National Bank has 195 full-service banking offices located throughout northern and central New Jersey and New York City. The Bank provides a full range of commercial and retail banking services. These services include, but are not limited to, the following: the acceptance of demand, savings and time deposits; extension of consumer, real estate, Small Business Administration loans and other commercial credits; equipment leasing; personal and corporate trust; and pension and fiduciary services.

Valley National Bank’s wholly-owned subsidiaries are all included in the consolidated financial statements of Valley.

These subsidiaries include:

•	a mortgage servicing company;

•	a title insurance agency;

•	asset management advisors which are SEC registered investment advisors;

•	an all-line insurance agency offering property and casualty, life and health insurance;

•	subsidiaries which hold, maintain and manage investment assets for Valley National Bank;

•	a subsidiary which owns and services auto loans;

•	a subsidiary which specializes in asset-based lending;

•	a subsidiary which offers both commercial equipment leases and financing for general aviation aircraft; and

•	a subsidiary specializing in healthcare and commercial equipment leases.

Valley National Bank’s subsidiaries also include real estate investment trust subsidiaries which own real estate-related investments and another REIT subsidiary which owns some of the real estate utilized by Valley National Bank and related real estate investments.

RISK FACTORS

An investment in Valley securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q following the most recent Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. The material risks and uncertainties that management believes affect Valley will be described in those documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

FORWARD-LOOKING STATEMENTS

This document contains and incorporates by reference certain forward-looking statements regarding the financial condition, results of operations and business of Valley. These statements are not historical facts and include expressions about Valley’s:

•	confidence;

•	strategies and expressions about earnings;

•	new and existing programs and products;

•	relationships;

•	opportunities;

•	technology; and

•	market conditions.

You may identify these statements by looking for:

•	forward-looking terminology, like “expect,” “believe” or “anticipate;”

•	expressions of confidence like “strong” or “on-going;” or

•	similar statements or variations of those terms.

These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from the results the forward-looking statements contemplate because of, among others, the following possibilities:

•	unanticipated changes in the financial markets and the resulting unanticipated effects on financial instruments in our investment portfolio;

•	volatility in earnings due to certain financial assets and liabilities held at fair value;

•	the occurrence of an other-than-temporary impairment to investment securities classified as available for sale or held to maturity;

•	unanticipated changes in the direction of interest rates;

•	stronger than anticipated competition from banks, other financial institutions and other companies;

•	changes in loan, investment and mortgage prepayment assumptions;

•	insufficient allowance for credit losses;

•	a higher level of net loan charge-offs and delinquencies than anticipated;

•	the inability to realize expected cost savings and synergies from recent acquisitions in the amounts and timeframe anticipated;

•	the inability to retain customers or employees acquired in recent acquisitions;

•	a decline in the economy in our primary market areas, mainly in New Jersey and New York;

•	changes in relationships with major customers;

•	changes in effective income tax rates;

•	higher or lower cash flow levels than anticipated;

•	inability to hire or retain qualified employees;

•	a decline in the levels of deposits or loss of alternate funding sources;

•	a decrease in loan origination volume;

•	a change in legal and regulatory barriers including issues related to compliance with anti-money laundering and bank secrecy act laws;

•	adoption, interpretation and implementation of new or existing accounting pronouncements;

•	the development of new tax strategies or the disallowance of prior tax strategies;

•	operational risks, including the risk of fraud by employees or outsiders and unanticipated litigation pertaining to our fiduciary responsibility;

•	passage by Congress of a law which unilaterally amends the terms of the U.S. Treasury’s investment in us in a way that adversely affects us; and

•	the inability to successfully implement new lines of business or new products and services.

Valley assumes no obligation for updating its forward-looking statements at any time. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and the prospectus supplements. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find More Information” below.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we or selling securityholders may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions in this prospectus and the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” below.

We or selling securityholders may offer and sell from time to time, in one or more offerings, the following:

•	common stock;

•	preferred stock;

•	warrants exercisable for common stock or preferred stock; and/or

•	units.

DESCRIPTION OF VALLEY CAPITAL STOCK

The authorized capital stock of Valley presently consists of 190,886,088 shares of common stock and 30,000,000 shares of preferred stock, 300,000 of which have been designated Fixed Rate Cumulative Perpetual Preferred Stock, Series A. As of December 31, 2008, 135,024,004 shares of Valley common stock and 300,000 shares of preferred stock were outstanding, along with 3,215,025 shares of common stock issuable upon the exercise of outstanding warrants and an additional number of shares of common stock issuable pursuant to officer or employee stock options. In connection with the issuance by Valley to the U.S. Treasury of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, Valley issued to the Treasury a ten-year warrant to purchase up to 2,297,090 shares of Valley’s common stock at an exercise price of $19.59 per share.

The following is merely a summary of the terms of Valley’s capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, a copy of which has been filed with the SEC and is also available upon request from us.

Valley is a New Jersey general business corporation governed by the New Jersey Business Corporation Act and a registered bank holding company under the Bank Holding Company Act.

Common Stock

The following description of Valley common stock describes certain general terms of Valley common stock.

Dividend Rights

Holders of Valley common stock are entitled to dividends when, as and if declared by the board of directors of Valley out of funds legally available for the payment of dividends. The only statutory limitation is that such dividends may not be paid when Valley is insolvent. Funds for the payment of dividends by Valley must come primarily from the earnings of Valley’s bank subsidiary. Thus, as a practical matter, any restrictions on the ability of Valley National Bank to pay dividends will act as restrictions on the amount of funds available for payment of dividends by Valley.

As a national banking association, Valley National Bank is subject to limitations on the amount of dividends it may pay to Valley, Valley National Bank’s only shareholder. Prior Office of the Comptroller of the Currency (“OCC”) approval is required to the extent the total dividends to be declared by Valley National Bank in any calendar year exceeds net profits for that year combined with the bank’s retained net profits from the preceding two calendar years, less any transfers to capital surplus. Under this limitation, Valley National Bank could declare dividends in 2009 without prior approval of the OCC of up to $46.7 million plus an amount equal to Valley National Bank’s net profits for 2009 to the date of such dividend declaration.

Valley is also subject to certain Federal Reserve Board policies that may, in certain circumstances, limit its ability to pay dividends. These policies require, among other things, that a bank holding company maintain a minimum capital base. The Federal Reserve Board may prohibit any dividend payment that would reduce a holding company’s capital below these minimum amounts.

The dividend rights of holders of Valley common stock are qualified and subject to the dividend rights of holders of Valley preferred stock described below.

Voting Rights

At meetings of shareholders, holders of Valley common stock are entitled to one vote per share. The quorum for shareholders’ meetings is a majority of the outstanding shares. Generally, actions and authorizations to be taken or given by shareholders require the approval of a majority of the votes cast by holders of Valley common stock at a meeting at which a quorum is present.

Liquidation Rights

In the event of liquidation, dissolution or winding up of Valley, holders of Valley common stock are entitled to share equally and ratably in assets available for distribution after payment of debts and liabilities, subject to the rights of the holders of Valley preferred stock described below.

Assessment and Redemption

All outstanding shares of Valley common stock are fully paid and non-assessable. Valley common stock is not redeemable at the option of the issuer or the holders thereof.

Other Matters

American Stock Transfer & Trust Company, LLC is presently both the transfer agent and the registrar for Valley common stock. Valley common stock is traded on the New York Stock Exchange under the symbol “VLY”, and is registered with the SEC under Section 12(b) of the Exchange Act.

Fixed Rate Cumulative Perpetual Preferred Stock, Series A

The following description of Valley preferred stock describes certain general terms of Valley’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A. Three hundred thousand of these shares of preferred stock have been authorized, and all shares of the senior preferred stock were issued to the U.S. Treasury on November 14, 2008. These senior preferred shares have no maturity date. The remaining 29,700,000 shares of preferred stock remain unissued blank check preferred stock.

Dividend & Repurchase Rights

The Fixed Rate Cumulative Perpetual Preferred Stock, Series A, is senior to our common stock and will pay cumulative dividends at a rate of 5% per annum until the fifth anniversary of the date of the original investment of the Treasury, November 14, 2013, and thereafter at a rate of 9% per annum. Dividends will be payable quarterly in arrears on the fifteenth day of February, May, August, and November of each year. Unpaid dividends are compounded (i.e. dividends are paid on the amount of unpaid dividends).

As long as the senior preferred shares are outstanding, Valley would not be able to pay dividends on any common stock shares or any preferred shares ranking pari passu with the senior preferred shares, unless all dividends on the senior preferred shares have been paid in full.

Furthermore, until the earlier of the third anniversary of the Treasury’s investment or the date on which the Treasury has transferred all of the senior preferred stock to unaffiliated third parties or such stock is redeemed in full, Valley may not, without the consent of the Treasury, increase the amount of cash dividend on its common stock. The Treasury’s consent is not required where dividends on common stock are payable solely in shares of Valley common stock.

The Treasury’s consent will be required for any repurchase of Valley common stock or other capital stock or other equity securities of Valley, or any trust preferred securities, other than repurchases of the senior preferred shares and share repurchases in connection with any employee benefit plan in the ordinary course of business consistent with past practice, until the earlier of the third anniversary of the Treasury’s investment or the date on which the senior preferred shares are redeemed in whole or the Treasury has transferred all of the senior preferred shares to unaffiliated third parties.

For as long as the Treasury continues to own any senior preferred shares, Valley may not repurchase any senior preferred shares from any other holder of such shares unless it offers to repurchase a ratable portion of the senior preferred shares then held by the Treasury on the same terms and conditions.

Conversion

Holders of the senior preferred shares have no right to exchange or convert such shares into any other securities of Valley.

Voting Rights

The senior preferred shares are non-voting shares, other than class voting rights granted under New Jersey law and class voting rights on (i) any authorization or issuance of shares ranking senior to the senior preferred shares; (ii) any amendment to the rights of the senior preferred shares, or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the senior preferred shares. If dividends on the senior preferred shares as described above are not paid in full for six dividend periods, whether or not consecutive, the senior preferred shareholders would have the right to elect two directors. The right to elect directors would cease when all unpaid dividends (including compounded dividends) have been paid in full.

Liquidation Rights

The senior preferred shares have a liquidation preference of $1,000 per share. In the event of liquidation, dissolution or winding up of Valley, holders of the Valley preferred stock are entitled to receive full payment of the liquidation amount per share and the amount of any accrued and unpaid dividends, before any distribution of assets or proceeds is made to the holders of Valley common stock.

Redemption

Valley may redeem the senior preferred shares three years after the date of the Treasury’s investment, or earlier if it raises in an equity offering net proceeds equal to the amount of the senior preferred shares to be redeemed. It must raise proceeds equal to at least 25% of the issue price of the senior preferred shares to redeem any senior preferred shares prior to the end of the third year. The redemption price is equal to the sum of the liquidation amount per share and any accrued and unpaid dividends on the senior preferred shares up to, but excluding, the date fixed for redemption. Notwithstanding the foregoing limitations, under the American Recovery and Reinvestment Act of 2009, which became law on February 17, 2009, the Treasury may, after consultation with Valley’s federal regulator, permit Valley at any time to redeem the senior preferred shares. Upon such redemption, the Treasury will liquidate at the current market price the warrant that Valley issued to the Treasury.

Other Matters

The senior preferred shares are freely transferable. The senior preferred shares are not subject to any mandatory redemption, sinking fund or other similar provisions.

“Blank Check” Preferred Stock

The remaining 29,700,000 unissued shares of preferred stock are typically referred to as “blank check” preferred stock. This term refers to stock for which the rights and restrictions are determined by the board of directors of a corporation. Except in limited circumstances, Valley’s certificate of incorporation authorizes the Valley board of directors to issue new shares of Valley common stock or preferred stock without further shareholder action.

The issuance of additional common or preferred stock may be viewed as having adverse effects upon the holders of common stock. Holders of Valley’s common stock will not have preemptive rights with respect to any newly issued stock. The Valley board could adversely affect the voting power of holders of Valley stock by issuing shares of preferred stock with certain voting, conversion and/or redemption rights. In the event of a proposed merger, tender offer or other attempt to gain control of Valley that the board of directors does not believe to be in the best interests of its shareholders, the board could issue additional preferred stock which could make any such takeover attempt more difficult to complete. Blank check preferred stock may also be used in connection with the issuance of a shareholder rights plan, sometimes called a poison pill. The board of directors of Valley has not approved any plan to issue preferred stock for this purpose. The Valley board of directors does not intend to issue any preferred stock except on terms that the board deems to be in the best interests of Valley and its shareholders.

Terms of the Preferred Stock That We May Offer and Sell to You

You should refer to the prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

•	the title and stated value of the preferred stock being offered;

•	the number of shares of preferred stock being offered, their liquidation preference per share and their purchase price;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;

•	the number of shares of preferred stock being offered, their liquidation preference per share and their purchase price;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock being offered will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock being offered;

•	the provisions for a sinking fund, if any, for the preferred stock being offered;

•	the provisions for redemption, if applicable, of the preferred stock being offered;

•	any listing of the preferred stock being offered on any securities exchange or market;

•

the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange price, or the manner of calculating the conversion or exchange price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

•	voting rights, if any, of the preferred stock being offered;

•	whether interests in the preferred stock being offered will be represented by depositary shares and, if so, the terms of those shares;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Valley;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Valley; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock being offered.

Ranking

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of Valley, rank:

•	senior to all classes or series of our common stock and to all equity securities the terms of which specifically provide that the equity securities rank junior to the preferred stock being offered;

•

equally with our Series A Fixed Rate Cumulative Perpetual Preferred Stock and all equity securities issued by us other than our common stock and preferred stock and other equity securities which by their terms rank junior to or senior to the preferred stock being offered; and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to the preferred stock being offered.

For purposes of this subheading, the term “equity securities” does not include convertible debt securities.

Distributions

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to stockholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors. Distributions on any class or series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a distribution payable on a distribution payment date on any class or series of preferred stock for which distributions are non-cumulative, then the holders of that class or series of preferred stock will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and we will have no obligation to pay the distribution accumulated for that period, whether or not distributions on that series are declared payable on any future distribution payment date.

If any shares of the preferred stock of any class or series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of the class or series for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to class or series of preferred stock means that:

•

if the class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period, or

•

if the class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking equally as to dividends with the preferred stock of the class or series, all dividends declared upon shares of preferred stock of the class or series and any other class or series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the class or series and the other class or series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the class or series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other class or series of preferred stock bear to each other. No interest, sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the class or series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Valley, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior or equally with the preferred stock of the class or series as to dividends or upon liquidation, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the class or series as to dividends or upon liquidation, dissolution or winding-up of Valley be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Valley.

Any dividend payment made on shares of a class or series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the class or series which remains payable.

Redemption

The terms on which any series of preferred stock may be redeemed will be in the relevant prospectus supplement. All shares of preferred stock that Valley redeems, purchases or acquires, including shares surrendered for conversion or exchange, will be cancelled and restored to the status of authorized but unissued shares of preferred stock unless otherwise provided in the amendment to the certificate of incorporation creating the class or series of preferred stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Valley, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of Valley, the holders of each series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions will have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, the consolidation or merger of Valley with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of Valley, will not be deemed to constitute a liquidation, dissolution or winding up of Valley.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law, or as otherwise provided in the certificate of designation or the resolutions establishing such series and as indicated in the applicable prospectus supplement.

Under the New Jersey Business Corporation Act, holders of outstanding shares of a series or class of preferred stock may be entitled to vote as a separate class on a proposed amendment to the terms of that series or class of preferred stock or our certificate of incorporation, if the amendment would:

1.	exclude or limit their right to vote on any matter;

2.	limit or deny their existing preemptive rights;

3.	cancel or otherwise adversely affect dividends which have accrued but have not been declared;

4.	create a new class or series of stock having superior rights or preferences or increase the rights or preferences of any other class or series of stock; or

5.	alter or change the powers, preferences or special rights of the shares of such class in certain specified ways so as to subordinate them or affect them adversely.

Conversion Rights

The terms and conditions, if any, upon which any class or series of preferred stock are convertible into or exchangeable for other securities or rights of Valley or other issuers will be set forth in the applicable prospectus supplement relating to the preferred stock.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our common stock or preferred stock or units of two or more of these types of securities, which are collectively referred to in this prospectus as “underlying warrant securities.” We may issue warrants independently or together with any underlying warrant securities and such warrants may be attached to or separate from those underlying warrant securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as more fully described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will contain a description of the following terms:

•	the title of the warrants;

•	the designation, amount and terms of the underlying warrant securities for which the warrants are exercisable;

•	the designation and terms of the underlying warrant securities, if any, with which the warrants are to be issued and the number of warrants issued with each underlying warrant security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the underlying warrant securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•

the currency or currencies, and/or the securities (if any), in which the exercise price of the warrants may be payable; and, if the exercise price is payable in whole or in part with securities, the basis for determining the amount or number of such securities to be provided as such payment;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms, including terms, procedures and limitations relating to the exercise and exchange of the warrants.

Each warrant will entitle its holder to purchase, for cash and/or securities (as will be specified in the applicable prospectus supplement), the amount or number of shares of preferred stock, or shares of common stock, at the exercise price, as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Holders of warrants may exercise their respective warrants as set forth in the prospectus supplement relating to such warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the underlying warrant securities purchasable upon exercise of the warrants. If a holder exercises less than all of the warrants represented by the warrant certificate, the warrant agent will issue a new warrant certificate for the remaining warrants.

Prior to the exercise of any warrants to purchase securities, including shares of preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the underlying warrant securities.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable warrant agreement and warrant certificate relating to the warrants because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information” below.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or book entry form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the units. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” below.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities for general corporate purposes, including:

•	redemption of the Series A Fixed Rate Cumulative Perpetual Preferred Stock;

•	refinancing, reduction or repayment of debt;

•	investments in Valley National Bank and our other subsidiaries as regulatory capital;

•	financing of possible acquisitions;

•	expansion of the business; and

•	investments at the holding company level.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

Pending the application of the net proceeds, we expect to temporarily invest the proceeds from the sale of offered securities in short-term obligations.

We will not receive proceeds from sales of securities by selling securityholders except as otherwise stated in an applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

No shares of our senior preferred stock, or any other class of preferred stock, were outstanding during the years ended December 31, 2007, 2006, 2005 and 2004, and we did not pay dividends on preferred stock during these periods or during the year ended December 31, 2008. Consequently, the ratios of earnings to fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges for the periods shown below. The ratios of earnings to fixed charges for years ended December 31, 2008, 2007, 2006, 2005 and 2004 are as follows:

Consolidated Ratios of Earnings to Fixed Charges

	Year Ended December 31,
	2008	2007	2006	2005	2004
Excluding interest on deposits	1.73	2.50	2.56	3.17	3.90
Including interest on deposits	1.35	1.59	1.64	2.00	2.54

Note: The ratio of earnings to fixed charges is calculated by adding income before income taxes plus fixed charges and dividing that sum by fixed charges.

SALES BY SELLING SECURITYHOLDERS

Selling securityholders may use this prospectus in connection with the resale of securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of securities. We will not receive any proceeds from sales by selling securityholders.

PLAN OF DISTRIBUTION

Valley or the selling securityholders may sell the offered securities:

•	directly to purchasers,

•	through agents,

•	through dealers,

•	through underwriters,

•	directly to its stockholders, or

•	through a combination of any of these methods of sale.

The prospectus supplement relating to a series of the offered securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to Valley or selling securityholder from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

Valley or the selling securityholders may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to the prevailing market prices, or

•	at negotiated prices.

Offerings of securities covered by this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of the NYSE or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the NYSE or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

In addition, we may sell some or all of the securities covered by this prospectus through:

•

purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; and/or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Valley or a selling securityholder may directly solicit offers to purchase offered securities. Agents designated by Valley or a selling securityholder from time to time may also solicit offers to purchase offered securities. Any agent designated by Valley or a selling securityholder, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Valley or a selling securityholder to such agent will be set forth in the prospectus supplement.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, Valley or the selling securityholder will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is, or underwriters are, used in the sale, Valley or a selling securityholder (if any) will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from Valley or the selling securityholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in the applicable prospectus supplement, Valley or a selling securityholder will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from Valley or a selling securityholder at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•	the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and

•	if the offered securities are also being sold to underwriters, Valley or a selling securityholder will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for Valley or a selling securityholder. Any remarketing firm will be identified and the terms of its agreement, if any, with Valley or a selling securityholder and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we or the selling securityholder may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we or the selling securityholder grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with Valley or a selling securityholder, to indemnification by Valley or a selling securityholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, Valley or the selling securityholder in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

The validity of the securities of Valley offered hereby will be passed upon for Valley by Day Pitney LLP, New York, New York.

EXPERTS

The consolidated financial statements of Valley appearing in Valley’s Annual Report (Form 10-K) for the year ended December 31, 2007 and the effectiveness of Valley’s internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. This prospectus summarizes material provisions of contracts and other documents that we refer you to. For further information on Valley and the securities, you should refer to our registration statement and its exhibits, as well as prospectus supplements and certain Current Reports on Form 8-K that we may file regarding the sale of certain securities covered by this registration statement. As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

We also file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC’s public reference room in Washington, D.C. The SEC’s address in Washington, D.C. is 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	incorporated documents are considered part of the prospectus;

•	we can disclose important information to you by referring you to those documents; and

•

information that we file with the SEC will automatically update and supersede this prospectus and earlier information incorporated by reference. In the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents that we have filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2007;

•	Quarterly Reports filed on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008, and September 30, 2008;

•

Current Reports filed on Form 8-K dated January 28, 2008, March 7, 2008, March 20, 2008, May 15, 2008, July 1, 2008 (two), September 4, 2008, October 27, 2008, November 17, 2008, November 20, 2008, December 10, 2008 and February 26, 2009;

•	The definitive proxy statement for our 2008 annual meeting of shareholders; and

•	The description of the common stock which is contained in Valley’s Registration Statement on Form 8-A including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus (other than, in each case, documents or information deemed to have been furnished, and not filed in accordance with the SEC rules) until this offering is completed:

•	reports filed under Sections 13(a) and (c) of the Exchange Act;

•	any document filed under Section 14 of the Exchange Act; and

•	any reports filed under Section 15(d) of the Exchange Act.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operation may have changed since that date.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write our Shareholder Relations Department, as follows:

Valley National Bancorp

1455 Valley Road

Wayne, New Jersey 07470

Attention: Dianne M. Grenz

Telephone: 973-305-3380

5,000,000 Shares

VALLEY NATIONAL BANCORP

Common Stock

PROSPECTUS SUPPLEMENT

Lead Placement Agent

Stifel Nicolaus

Placement Agent

Sandler O’Neill + Partners, L.P.

The date of this prospectus supplement is December 7, 2009